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                                                                    EXHIBIT 23.7


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of our report dated November 29, 2004 relating to the Statement of Revenues and Certain Expenses of the Tucson Way Property, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Dallas, Texas
December 9, 2004